Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports First Quarter 2024 Financial Results

Highlights

•	Sales of $637 million at the high-end of guidance, declined 7% as reported and 9% in organic constant currency

•	GAAP EPS of $1.72; earnings well above guidance, with non-GAAP EPS of $2.21

•	Operational excellence drove gross margin expansion of 40 basis points and adjusted operating margin expansion of 20 basis points

•	Strong operating cash flow generation at $263 million; free cash flow of $234 million was 37% of sales

•	Full-year guidance maintained at -0.5% to +1.5% organic constant currency sales growth and non-GAAP EPS of $11.75 to $12.05

First Quarter 2024

MILFORD, Mass., May 7, 2024 - Waters Corporation (NYSE: WAT) today announced its financial results for the first quarter of 2024.

Sales for the first quarter of 2024 were $637 million, a decrease of 7% as reported, compared to sales of $685 million for the first quarter of 2023. Currency translation decreased sales by 1%, while the impact of acquisitions increased sales by 3%.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2024 was $1.72, compared to $2.38 for the first quarter of 2023. On a non-GAAP basis, EPS was $2.21, compared to $2.49 for the first quarter of 2023. This includes a headwind of approximately 4% due to unfavorable foreign exchange.

“Our first quarter revenues were at the high end of our guidance as our team continues to execute well,” said Dr. Udit Batra, President & CEO, Waters Corporation. “The margin expansion we delivered reflects the strength of our operational performance, especially when considering current volume and foreign exchange headwinds.”

Dr. Batra continued, “With our steady stream of innovative new products and focus on higher growth areas, we are well-positioned in our attractive end-markets.”

Other Highlights

During the first quarter of 2024, sales into the pharmaceutical market decreased 3% as reported and 6% in organic constant currency, sales into the industrial market decreased 7% as reported and in organic constant currency, and sales into the academic and government market decreased 25% as reported and 30% in organic constant currency.

During the quarter, instrument system sales decreased 20% as reported and 25% in organic constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 3% as reported and in organic constant currency.

Geographically, sales in Asia during the quarter decreased 18% as reported and 16% in organic constant currency. Sales in the Americas decreased 2% as reported and 8% in organic constant currency. Sales in Europe increased 2% as reported and decreased 3% in organic constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Second Quarter 2024 Financial Guidance

Full-Year 2024 Financial Guidance

The Company continues to expect full-year 2024 organic constant currency sales growth to be in the range of -0.5% to +1.5%. Currency translation is expected to decrease full-year sales growth by slightly less than 1%. M&A contribution from the Wyatt transaction covering the first four-and-a-half months of the year is expected to increase full-year reported sales growth by slightly over 1%. The resulting full-year 2024 reported sales growth is expected in the range of 0.0% to +2.0%.

The Company expects full-year 2024 non-GAAP EPS to be in the range of $11.75 to $12.05, which includes an estimated headwind of approximately 2% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Second Quarter 2024 Financial Guidance

The Company expects second quarter 2024 organic constant currency sales growth to be in the range of -6.0% to -4.0%. Currency translation is expected to decrease second quarter sales growth by approximately 2%. M&A contribution from the Wyatt transaction covering the first-month-and-a-half of the quarter is expected to increase second quarter reported sales growth by approximately 1.5%. The resulting second quarter 2024 reported sales growth is expected in the range of -6.5% to -4.5%.

The Company expects second quarter 2024 non-GAAP EPS to be in the range of $2.50 to $2.60, which includes an estimated headwind of approximately 4% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the second quarter.

Conference Call Details

Waters Corporation will webcast its first quarter 2024 financial results conference call today, May 7, 2024, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investor Relations” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through June 4, 2024 on the same website by webcast and also by phone at (800) 839-9317.

About Waters Corporation

Waters Corporation (NYSE:WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, food, and environmental sciences for more than 65 years. With approximately 7,700 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rates, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to, and expectations or ability to realize commercial success of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities; the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations as well as other new or changed domestic and foreign laws, regulations and policies; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability; the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of any pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies; contingent purchase price payments and expansion of our business into new or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net sales	$636,839	$684,674

Costs and operating expenses:
Cost of sales	261,786	284,380
Selling and administrative expenses	174,536	181,956
Research and development expenses	44,595	42,691
Purchased intangibles amortization	11,834	1,479
Litigation provision	10,242	—

Operating income	133,846	174,168
Other income, net	2,259	1,388
Interest expense, net	(21,249)	(10,383)

Income from operations before income taxes	114,856	165,173
Provision for income taxes	12,660	24,250

Net income	$102,196	$140,923
Net income per basic common share	$1.73	$2.39
Weighted-average number of basic common shares	59,232	59,023

Net income per diluted common share	$1.72	$2.38
Weighted-average number of diluted common shares and equivalents	59,431	59,317

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended March 30, 2024 and April 1, 2023

(In thousands)

	Three Months Ended		Percent	Impact of	Impact of	Organic Constant Currency
	March 30, 2024	April 1, 2023	Change	Currency	Acquisitions	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$561,899	$602,075	(7%)	(1%)	4%	(10%)
TA	74,940	82,599	(9%)	(1%)	0%	(9%)

Total	$636,839	$684,674	(7%)	(1%)	3%	(9%)

NET SALES - PRODUCTS & SERVICES
Instruments	$241,944	$302,942	(20%)	0%	5%	(25%)
Service	260,688	248,217	5%	(1%)	2%	4%
Chemistry	134,207	133,515	1%	(1%)	0%	2%

Total Recurring	394,895	381,732	3%	(1%)	2%	3%

Total	$636,839	$684,674	(7%)	(1%)	3%	(9%)

NET SALES - GEOGRAPHY
Asia	$207,559	$253,081	(18%)	(3%)	1%	(16%)
Americas	241,171	246,421	(2%)	0%	6%	(8%)
Europe	188,109	185,172	2%	2%	2%	(3%)

Total	$636,839	$684,674	(7%)	(1%)	3%	(9%)

NET SALES - MARKETS
Pharmaceutical	$374,207	$384,898	(3%)	(1%)	4%	(6%)
Industrial	195,334	209,650	(7%)	(1%)	1%	(7%)
Academic & Government	67,298	90,126	(25%)	2%	3%	(30%)

Total	$636,839	$684,674	(7%)	(1%)	3%	(9%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended March 30, 2024 and April 1, 2023

(In thousands, except per share data)

	Selling & Administrative Expenses (a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended March 30, 2024
GAAP	$196,612	$44,595	$133,846	21.0%	$2,259	$114,856	$12,660	$102,196	$1.72
Adjustments:
Purchased intangibles amortization (b)	(11,834)	—	11,834	1.9%	—	11,834	2,832	9,002	0.15
Litigation provision (c)	(10,242)	—	10,242	1.6%	—	10,242	2,458	7,784	0.13
Restructuring costs and certain other items (d)	(8,347)	—	8,347	1.3%	—	8,347	2,055	6,292	0.11
Retention bonus obligation (f)	(5,725)	(1,909)	7,634	1.2%	—	7,634	1,832	5,802	0.10

Adjusted Non-GAAP	$160,464	$42,686	$171,903	27.0%	$2,259	$152,913	$21,837	$131,076	$2.21

Three Months Ended April 1, 2023
GAAP	$183,435	$42,691	$174,168	25.4%	$1,388	$165,173	$24,250	$140,923	$2.38
Adjustments:
Purchased intangibles amortization (b)	(1,479)	—	1,479	0.2%	—	1,479	335	1,144	0.02
Restructuring costs and certain other items (d)	405	—	(405)	(0.1%)	—	(405)	256	(661)	(0.01)
Acquisition related costs (e)	(8,342)	—	8,342	1.2%	—	8,342	2,002	6,340	0.11

Adjusted Non-GAAP	$174,019	$42,691	$183,584	26.8%	$1,388	$174,589	$26,843	$147,746	$2.49

(a)	Selling & administrative expenses include purchased intangibles amortization.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	March 30, 2024	December 31, 2023
Cash, cash equivalents and investments	$338,213	$395,974
Accounts receivable	626,329	702,168
Inventories	538,634	516,236
Property, plant and equipment, net	633,594	639,073
Intangible assets, net	611,147	629,187
Goodwill	1,297,826	1,305,446
Other assets	463,221	438,770
Total assets	$4,508,964	$4,626,854

Notes payable and debt	$2,055,761	$2,355,513
Other liabilities	1,196,678	1,121,000
Total liabilities	3,252,439	3,476,513

Total stockholders’ equity	1,256,525	1,150,341
Total liabilities and stockholders’ equity	$4,508,964	$4,626,854

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended March 30, 2024 and April 1, 2023

(In thousands and unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income	$102,196	$140,923
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,913	12,805
Depreciation and amortization	48,514	31,154
Change in operating assets and liabilities and other, net	101,247	11,869

Net cash provided by operating activities	262,870	196,751

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(28,655)	(34,390)
Investments in unaffiliated companies	(1,064)	—
Net change in investments	(25)	(16)

Net cash used in investing activities	(29,744)	(34,406)

Cash flows from financing activities:
Net change in debt	(300,000)	(94,960)
Proceeds from stock plans	13,932	2,378
Purchases of treasury shares	(13,089)	(69,505)
Other cash flow from financing activities, net	6,981	2,876

Net cash used in financing activities	(292,176)	(159,211)
Effect of exchange rate changes on cash and cash equivalents	1,264	2,407

(Decrease) increase in cash and cash equivalents	(57,786)	5,541
Cash and cash equivalents at beginning of period	395,076	480,529

Cash and cash equivalents at end of period	$337,290	$486,070

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$262,870	$196,751

Adjustments:
Additions to property, plant, equipment and software capitalization	(28,655)	(34,390)
Litigation settlements received, net	(375)	(375)
Major facility renovations	—	4,466

Free Cash Flow - Adjusted Non-GAAP	$233,840	$166,452

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended June 29, 2024					Twelve Months Ended December 31, 2024
	Range					Range
Projected Sales
Organic constant currency sales growth rate (a)	(6.0%	)	-	(4.0%	)	(0.5%	)	-	1.5%

Impact of:
Currency translation	(2.0%	)	-	(2.0%	)	(0.6%	)	-	(0.6%	)
Acquisitions	1.5%		-	1.5%		1.1%		-	1.1%

Sales growth rate as reported	(6.5%	)	-	(4.5%	)	0.0%		-	2.0%

	Range					Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$2.28		-	$2.38		$10.90		-	$11.20
Adjustments:
Purchased intangibles amortization	$0.15		-	$0.15		$0.60		-	$0.60
Retention bonus obligation	$0.07		-	$0.07		$0.25		-	$0.25

Adjusted non-GAAP earnings per diluted share	$2.50		-	$2.60		$11.75		-	$12.05

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.